UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2017

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 10, 2017, ON Semiconductor Corporation (“ON Semiconductor”) presented business and financial information to institutional investors, analysts, members of the press and the general public at a publicly available webcast meeting (the “Analyst Day Meeting”). Attached hereto as exhibits and incorporated by reference herein are the Analyst Day Meeting presentations made by: (1) Keith Jackson, President and Chief Executive Officer; (2) Bob Klosterboer, Executive Vice President and General Manager, Analog Solutions Group; (3) Taner Ozcelik, Senior Vice President and General Manager, Image Sensor Group; (4) Bill Hall, Executive Vice President and General Manager, Power Solutions Group; and (5) Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer.

During the course of the Analyst Day Meeting, ON Semiconductor’s executives discussed the company’s corporate strategy, the integration of Fairchild Semiconductor International, Inc., financial performance, and business updates. The presentations include forward-looking statements and accompanying risk factors, and these presentations may be found at onsemi.com.

The information in this report shall not be treated as filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by ON Semiconductor that the information herein is material or that the dissemination of such information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The below exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Analyst Day Meeting Presentation by Keith Jackson dated March 10, 2017.

99.2	Analyst Day Meeting Presentation by Bob Klosterboer dated March 10, 2017.

99.3	Analyst Day Meeting Presentation by Taner Ozcelik dated March 10, 2017.

99.4	Analyst Day Meeting Presentation by Bill Hall dated March 10, 2017.

99.5	Analyst Day Meeting Presentation by Bernard Gutmann dated March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 10, 2017	By:	/s/ BERNARD GUTMANN
Bernard Gutmann
Executive Vice President, Chief Financial Officer, & Treasurer